UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12
New York Community Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR VOTE IS IMPORTANT
Dear Fellow Shareholder,
We are writing to you today regarding your investment in New York Community Bancorp, Inc. The date of our 2023 Annual Stockholder Meeting is quickly approaching and our records show that your shares have yet to be voted.
The New York Community Bancorp, Inc. Board of Directors recommends that you vote FOR the management proposals to amend New York Community Bancorp, Inc.’s Amended and Restated Certificate of Incorporation to phase out the classified board structure (Proposal 5) and to remove remaining supermajority voting requirements (Proposal 6) for the 2023 Annual Stockholder Meeting. If you do not vote your shares on the management proposals, or if you do not provide voting instructions on the management proposals to your broker, it has the effect of voting against the proposals.

R. Patrick Quinn, General Counsel and Corporate Secretary
Voting is quick and will only take a few minutes.
Please vote promptly.
Thank you for voting!
**3 EASY WAYS TO VOTE**

Mail: If you received your proxy materials by mail, you may vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. You are urged to indicate your votes in the spaces provided on the proxy card.

Internet: You may access the proxy materials on the Internet at www.proxyvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

Telephone: You may call toll free at 1-800-690-6903 and follow the instructions on the proxy card or on the Notice of Internet Availability.